Exhibit 99.1

OSI Systems Reports Fourth Quarter and Fiscal 2017 Financial Results

  Q4 Revenues of $252 Million (14% increase over prior year)
  Record Fiscal 2017 Revenues of $961 million (16% increase over prior year)
  Q4 Earnings Per Diluted Share
    GAAP EPS of $0.08
    Non-GAAP EPS of $1.02 (76% increase over prior year)
  FY 2018 Guidance
    Sales Guidance of 8% - 12% growth
    Non-GAAP Diluted EPS Guidance of 12% - 20% growth

HAWTHORNE, Calif.--(BUSINESS WIRE)--August 24, 2017--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the quarter and fiscal year ended June 30, 2017.

“We are pleased to announce outstanding fiscal fourth quarter results. Each of our three operating divisions contributed to the successful conclusion of a strong fiscal year. Performance at the Security division, in particular, drove top-line growth and margin expansion,” said Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer.

The Company reported revenues of $252 million for the fourth quarter of fiscal 2017, an increase of 14% from the $221 million reported for the fourth quarter of fiscal 2016. Net income for the fourth quarter of fiscal 2017 was $1.5 million, or $0.08 per diluted share, compared to net income of $5.9 million, or $0.30 per diluted share, for the fourth quarter of fiscal 2016. Non-GAAP net income for the fourth quarter of fiscal 2017 was $19.9 million, or $1.02 per diluted share, compared to non-GAAP net income for the fourth quarter of fiscal 2016 of $11.4 million, or $0.58 per diluted share.

For the fiscal year ended June 30, 2017, the Company reported revenues of $961 million, an increase of 16% as compared to the same period a year ago. Net income for fiscal 2017 was $21.1 million, or $1.07 per diluted share, compared to net income of $26.2 million, or $1.30 per diluted share, in the same period a year ago. Non-GAAP net income for the fiscal year ended June 30, 2017 was $58.8 million, or $2.99 per diluted share, compared to non-GAAP net income of $44.3 million, or $2.21 per diluted share, for the 2016 fiscal year.

During the three months ended June 30, 2017, the Company's book-to-bill ratio for equipment and related services (non-turnkey) was 1.4. As of June 30, 2017 the Company's backlog (measured as quantifiable purchase orders or contracts for which revenues are expected to be recognized within the next five years) was $738 million, compared to $623 million as of June 30, 2016. During fiscal 2017, cash flow generated from operations was $62.8 million and capital expenditures were $17.1 million.

Mr. Chopra stated, “Our Security division had an outstanding finish to the year. Fourth quarter revenues increased 33% to a record $147 million, $23 million of which was generated by our AS&E business, which we acquired in September 2016. Excluding the AS&E revenues, fourth quarter sales in our Security division increased 12% over sales in the same prior-year fiscal period. We leveraged our growth and benefitted from synergies from the AS&E acquisition to significantly improve our fourth quarter year-over-year operating income excluding the impact of impairment, restructuring and other charges.”

Mr. Chopra further commented, “Our Optoelectronics and Manufacturing division closed the year with an outstanding operating margin due to operational improvements, together with a more favorable product mix and a migration to more profitable customers.”

Mr. Chopra concluded, “Our Healthcare business continued to emerge from previous operating difficulties and a challenging hospital spending environment. During the fourth quarter, sales decreased by 3%; however, excluding the impact of a non-core healthcare business divestiture in February 2017, fourth quarter sales increased by 7% over the prior year. We believe that we are well-positioned for top-line growth and margin expansion heading into fiscal 2018.”

Fiscal Year 2018 Outlook

Subject to risks described in this press release, the Company anticipates 8% to 12% growth in fiscal 2018 sales to $1,040,000,000 - $1,080,000,000. In addition, the Company anticipates 12% to 20% growth in non-GAAP earnings per diluted share to $3.35 - $3.60, excluding the fiscal 2018 impact of impairment, restructuring and other charges, amortization of acquired intangible assets and non-cash interest expense, and their related tax effects. As a result of the matters discussed under “Forward-Looking Statements,” actual sales and non-GAAP diluted earnings per share could vary from this guidance.

The Company’s fiscal 2018 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of non-GAAP diluted EPS guidance on a forward-looking basis to GAAP diluted EPS, the most directly comparable GAAP measure, because it is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months and fiscal years ended June 30, 2016 and 2017 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges, amortization of intangible assets acquired through business acquisitions, non-cash interest expense related to convertible debt, gain from the disposition of a business and their associated tax effects, and the adoption of ASU 2016-09 that affects income taxes. Management believes that these non-GAAP financial measures provide (i) additional insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s results, excluding amounts management does not view as reflective of ongoing operating results, for planning, forecasting and assessing the performance of the business, (iii) a meaningful comparison against results of past periods and (iv) comparable financial results to those of peer companies. Non-GAAP financial measures should not be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast over the Internet beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the fourth quarter of fiscal 2017. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until September 7, 2017. The replay can either be accessed through the Company’s website, www.osi-systems.com, or via telephonic replay by calling 1-855-859-2056 and entering the conference call identification number '72416491' when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs and projections and similar expressions concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information regarding expected revenues, earnings and growth in fiscal 2018. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; our ability to successfully integrate the Explosives Trace Detection acquisition and achieve our profitability goals, impact of volatility in oil prices; unfavorable currency exchange rate fluctuations; market acceptance of the Company's new and existing technologies, products and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings which could have a material and adverse impact on the Company's business, financial condition and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with requirements under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2016	June 30, 2017
Assets

Cash and cash equivalents	$104,370	$169,650
Accounts receivable, net	141,716	206,526
Inventories	273,288	248,510
Other current assets	35,944	28,314
Total current assets	555,318	653,000
Goodwill	122,819	242,129
Intangible assets	56,283	118,450
Other non-current assets	257,303	216,508
Total Assets	$991,723	$1,230,087

Liabilities and Stockholders' Equity

Bank lines of credit	$125,000	$103,000
Current portion of long-term debt	2,759	2,396
Accounts payable and accrued expenses	117,455	137,559
Other current liabilities	122,621	103,179
Total current liabilities	367,835	346,134
Long-term debt	6,054	241,750
Deferred income taxes	29,160	20,681
Other long-term liabilities	47,828	52,309
Total liabilities	450,877	660,874
Total stockholders’ equity	540,846	569,213
Total Liabilities and Stockholders’ Equity	$991,723	$1,230,087

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2017	2016	2017
Revenues	$221,467	$252,402	$829,660	$960,951
Cost of goods sold	150,702	165,611	552,801	637,450
Gross profit	70,765	86,791	276,859	323,501
Operating expenses:
Selling, general and administrative	43,888	48,032	166,655	192,560
Research and development	11,945	11,140	49,816	50,951
Impairment, restructuring and other charges	6,380	24,813	22,014	46,698
Total operating expenses	62,213	83,985	238,485	290,209
Income from operations	8,552	2,806	38,374	33,292
Interest expense, net	(827)	(3,913)	(2,852)	(9,629)
Other income (expense), net	31	-	(27)	2,088
Income (loss) before income taxes	7,756	(1,107)	35,495	25,751
Provision for (benefit from) income taxes	1,855	(2,654)	9,338	4,675
Net income	$5,901	$1,547	$26,157	$21,076

Diluted earnings per share	$0.30	$0.08	$1.30	$1.07
Weighted average shares outstanding – diluted	19,512	19,479	20,076	19,689

UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2017	2016	2017
Revenues – by Segment:
Security division	$110,532	$147,160	$411,212	$555,197
Healthcare division	55,332	53,607	211,458	200,034
Optoelectronics and Manufacturing division (including intersegment revenues)	63,088	60,236	247,502	236,100
Intersegment revenues eliminations	(7,485)	(8,601)	(40,512)	(30,380)
Total	$221,467	$252,402	$829,660	$960,951

Operating income (loss) – by Segment:
Security division	$8,122	$(1,511)	$37,845	$35,256
Healthcare division	2,221	4,151	8,351	2,624
Optoelectronics and Manufacturing division	5,576	7,643	19,654	23,792
Corporate	(8,017)	(7,477)	(27,199)	(29,359)
Intersegment eliminations	650	-	(277)	979
Total	$8,552	$2,806	$38,374	$33,292

RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended				Fiscal Year Ended
	June 30,				June 30,
	2016		2017		2016		2017
	Net		Net		Net		Net
	income	EPS	income	EPS	income	EPS	income	EPS
GAAP basis	$5,901	$0.30	$1,547	$0.08	$26,157	$1.30	$21,076	$1.07
Impairment, restructuring and other charges	6,380	0.33	24,813	1.27	22,014	1.10	46,698	2.37
Amortization of acquired intangible assets	811	0.04	2,357	0.12	2,648	0.13	8,382	0.43
Non-cash interest expense	-	-	1,771	0.09	-	-	2,477	0.13
Gain from disposition of business	-	-	-	-	-	-	(2,110)	(0.11)
Tax effect of above adjustments	(1,720)	(0.09)	(8,161)	(0.42)	(6,488)	(0.32)	(15,305)	(0.78)
Impact of adoption of ASU 2016-09	-	-	(2,433)	(0.12)	-	-	(2,433)	(0.12)
Non-GAAP basis	$11,372	$0.58	$19,894	$1.02	$44,331	$2.21	$58,785	$2.99

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended June 30, 2016
					Optoelectronics and		Corporate /
	Security Division		Healthcare Division		Manufacturing Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$8,122	7.3%	$2,221	4.0%	$5,576	8.8%	$(7,367)	$8,552	3.8%
Impairment, restructuring and other charges	2,505	2.3%	1,405	2.6%	268	0.4%	2,202	6,380	2.9%
Amortization of acquired intangible assets	219	0.2%	166	0.3%	426	0.7%	-	811	0.4%
Non-GAAP basis– operating income (loss)	$10,846	9.8%	$3,792	6.9%	$6,270	9.9%	$(5,165)	$15,743	7.1%

Three Months Ended June 30, 2017
					Optoelectronics and		Corporate /
	Security Division		Healthcare Division		Manufacturing Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$(1,511)	(1.0)%	$4,151	7.8%	$7,643	12.7%	$(7,477)	$2,806	1.1%
Impairment, restructuring and other charges	21,849	14.9%	967	1.8%	473	0.8%	1,524	24,813	9.8%
Amortization of acquired intangible assets	1,980	1.3%	14	0.0%	364	0.6%	-	2,358	1.0%
Non-GAAP basis– operating income (loss)	$22,318	15.2%	$5,132	9.6%	$8,480	14.1%	$(5,953)	$29,977	11.9%

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Fiscal Year Ended June 30, 2016
					Optoelectronics and		Corporate /
	Security Division		Healthcare Division		Manufacturing Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$37,845	9.2%	$8,351	3.9%	$19,654	7.9%	$(27,476)	$38,374	4.6%
Impairment, restructuring and other charges	10,048	2.4%	3,088	1.5%	3,322	1.4%	5,556	22,014	2.7%
Amortization of acquired intangible assets	830	0.2%	655	0.3%	1,162	0.5%	-	2,647	0.3%
Non-GAAP basis– operating income (loss)	$48,723	11.8%	$12,094	5.7%	$24,138	9.8%	$(21,920)	$63,065	7.6%

Fiscal Year Ended June 30, 2017
					Optoelectronics and		Corporate /
	Security Division		Healthcare Division		Manufacturing Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$35,256	6.3%	$2,624	1.3%	$23,792	10.1%	$(28,380)	$33,292	3.5%
Impairment, restructuring and other charges	36,979	6.7%	3,315	1.7%	1,026	0.4%	5,378	46,698	4.8%
Amortization of acquired intangible assets	6,558	1.2%	373	0.2%	1,451	0.6%	-	8,382	0.9%
Non-GAAP basis– operating income (loss)	$78,793	14.2%	$6,312	3.2%	$26,269	11.1%	$(23,002)	$88,372	9.2%

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
(310) 349-2237
avashishat@osi-systems.com